Exhibit 99.1
FOR IMMEDIATE RELEASE
Monday, October 1, 2007
7:00 A.M. CDT
BELO TO CREATE SEPARATE TELEVISION AND NEWSPAPER BUSINESSES
Newspaper Business, Including The Dallas Morning News, The Providence Journal and
The Press-Enterprise, Will Be Spun-Off In Tax-Free Distribution To Shareholders
In Early 2008 and Named A. H. Belo Corporation
Television Business, Including 20 Television Stations in Fast-Growing Markets, Will be the
Largest Pure-Play Publicly-Traded Television Station Company and
Will Retain Belo Corp. Name

Dallas, October 1, 2007 — Belo Corp. (NYSE: BLC) announced today that following a comprehensive review of the Company’s businesses, structure and value creation strategies, its Board of Directors has unanimously approved a plan to create separate television and newspaper businesses by spinning off the newspaper business into a publicly-traded company called A. H. Belo Corporation (“A. H. Belo”). The spin-off will be accomplished through a tax-free distribution of A. H. Belo shares to Belo Corp. shareholders, and is expected to occur in the first quarter of 2008 subject to customary regulatory approvals. Both the new A. H. Belo and Belo Corp. (“Belo”) will be headquartered in Dallas, Texas and the Series A common shares of both companies are expected to be listed on the New York Stock Exchange.
The New A. H. Belo Corporation
A. H. Belo Corporation will own and operate the Company’s flagship newspaper, The Dallas Morning News, winner of eight Pulitzer Prizes since 1986 and the 9th largest daily and 12th largest Sunday newspaper in the nation based on circulation; The Providence Journal, the oldest continuously published daily newspaper in the U.S.; and The Press-Enterprise, serving Southern California’s Inland Empire region, one of the fastest-growing areas in the U.S. A. H. Belo will also own and manage the various Web sites associated with these properties, as well as certain niche products and direct mail and commercial printing businesses. A. H. Belo’s combined
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Belo to Create Separate Television and Newspaper Businesses
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newspaper and related online businesses reach a total audience of 3.7 million people in markets with attractive long-term demographics. These businesses currently have annual revenues of approximately $750 million and about 3,800 employees. Robert W. Decherd, currently chairman and Chief Executive Officer of Belo Corp., will become chairman, president and Chief Executive Officer of A. H. Belo, and non-executive chairman of Belo Corp. A. H. Belo will be debt-free upon completion of the spin-off.
Belo Corp.
At the effective date of the spin-off, Belo Corp., with approximately 3,200 employees and revenues of more than $750 million, will be the largest pure-play publicly-traded television station company in the nation. Belo will own and operate 20 television stations (including ABC, CBS, NBC, FOX, CW and MyNetwork TV affiliates) reaching 14 percent of U.S. television households, and their associated Web sites, in 15 highly-attractive markets across the U.S. Nearly all Belo stations rank first or second in their local market based on audience reach. Belo operates 9 stations in 7 of the top 25 markets in the nation, with 6 stations located in the fast-growing, top-15 markets of Dallas/Fort Worth, Houston, Seattle/Tacoma and Phoenix. Belo stations consistently deliver distinguished journalism for which they have received significant industry recognition including six Alfred I. duPont-Columbia University Silver Baton Awards; five George Foster Peabody Awards; and 19 national Edward R. Murrow Awards — all since 2000, more than any other commercial station group in the nation.
Belo will also own two 24-hour regional cable news channels: Northwest Cable News (NWCN) and Texas Cable News (TXCN). NWCN is the nation’s second-largest regional cable news channel, reaching 2.1 million households in the Pacific Northwest. TXCN is Texas’ only regional cable news channel, reaching more than 1.8 million homes. Belo will also retain ownership of two additional news channels and will continue to operate two others through partnerships.
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Dunia A. Shive, currently president and Chief Operating Officer of Belo Corp., will become president and Chief Executive Officer of Belo Corp.
Management Comments
Said Decherd: “The decision to create separate television and newspaper companies recognizes the profound yet distinct changes occurring in these industries and the appeal of the separate businesses to discrete investor groups. This action should provide shareholders with greater insight into each business, while making each business more nimble and better able to allocate capital to compete and grow within its respective industry.”
Commenting on the new A. H. Belo, Decherd said: “As a separate public company focused exclusively on newspapers and online news and information, A. H. Belo will be better able to respond to the diverse and rapidly-evolving needs of customers in the local markets it serves, and with no debt, the Company will have the financial flexibility to compete in this challenging operating environment and return cash to shareholders through an attractive recurring annual dividend yield. We will maintain our focus on producing high-quality print products to reach targeted audiences, while at the same time leveraging resources, content and technology to build a sustainable and rapidly-growing portfolio of online assets. We will look for innovative online revenue streams, such as the ones we are pursuing through our partnership with Yahoo!, and we will implement a number of initiatives to better reach the readers that advertisers most desire.”
Said Shive: “Robert and I strongly believe, as does our Board, that both companies will benefit from the increased focus and flexibility this transaction will bring. Creating two companies will allow Belo Corp. to focus exclusively on unique opportunities that exist within our television and online businesses. Belo television stations are among the premier properties in the industry. This new structure will allow us to place even greater emphasis on the needs of our loyal audience and advertiser base. It will also continue to provide excellent career opportunities for our employees.”
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Decherd said: “There will be changes at corporate headquarters to accommodate and serve the needs of two separate publicly-traded companies in today’s marketplace, yet the companies will continue to be led by substantially the same experienced management and employee teams and the spin-off should not meaningfully affect the day-to-day lives of most of our operating company employees.”
Decherd noted that the standalone companies will have corporate staff and expenses appropriate for their size and purpose. The combined corporate expense of the two entities, after an initial transition period, is expected to be less than Belo Corp.’s corporate expense today. Corporate expenses are expected to be reduced over time, particularly at A. H. Belo.
Decherd continued: “The spin-off will not affect the important and durable relationships that Belo and its operating units have established with advertisers, vendors and the local communities in which we operate.”
Decherd added: “Regrettably, regulatory obstacles to cross-ownership remain in place. We have been firm believers in media convergence for a long time and continue to think convergence is very important to the long-term interests of newspapers and television stations. Relaxation of media ownership rules is long overdue. That notwithstanding, our experience with virtual cross-ownership in numerous markets suggests that some synergies across print, broadcast and online media can be effectively achieved through alliances and partnerships.”
Decherd concluded: “Both Belo and A. H. Belo will have excellent assets with balance sheets appropriate for their businesses and capable of supporting future growth and innovation. This transaction marks an exciting new era for both companies and should unlock significant value for our shareholders.”
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Additional Transaction Details
The spin-off is expected to be completed in the first quarter of 2008. The stock distribution ratio and record date will be determined and communicated in late 2007 or early 2008. Following the spin-off, each company will maintain two voting classes of common stock. A.H. Belo Series A shares will have one vote per share and its Series B shares will have ten votes per share. This is the same as Belo’s current Series A and Series B shares.
It is expected that upon completion of the transaction, Series A shares for the new A. H. Belo will be listed on the New York Stock Exchange (“NYSE”) under a ticker symbol to be determined, while the Series B shares for the new A. H. Belo will not be listed on any exchange for trading. This is the same structure currently in place at Belo. Series A shares of Belo Corp. will continue to trade on the NYSE under the ticker BLC.
In addition to Mr. Decherd, current Belo directors J. McDonald Williams (lead director), Douglas G. Carlston, Louis E. Caldera, Dealey D. Herndon and Laurence E. Hirsch will serve on the board of the new A. H. Belo.
In addition to Mr. Decherd, Ms. Shive and James M. Moroney III, current Belo directors Henry P. Becton, Jr. (lead director), Judith L. Craven, M.D., M.P.H., Dealey D. Herndon, Wayne R. Sanders, William T. Solomon, M. Anne Szostak and Lloyd D. Ward will serve on the board of Belo Corp.
Following the spin-off, A. H. Belo intends to pay an annual dividend of approximately $0.20 per share, paid quarterly, and Belo Corp. intends to pay an annual dividend of approximately $0.30 per share, paid quarterly. The actual amount and timing of each dividend are subject to final determination by the boards of the two companies. Annual capital expenditures are expected to be approximately $30 million for each company.
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Belo Corp. will retain all outstanding indebtedness under its existing notes, debentures, and credit facility, which today aggregates to approximately $1.2 billion. Following the spin-off, Belo expects to have a debt-to-cash flow ratio of approximately 4.6 times or slightly higher, which is lower than the television industry average. The Company will have sufficient financial flexibility to service its debt and pay a recurring cash dividend while continuing to invest in other business development opportunities. Allocating any portion of the existing debt to A. H. Belo might limit its ability to obtain a separate and reasonable credit facility. After considering these and other factors, Belo’s Board of Directors determined that retaining Belo’s existing debt structure results in an appropriate capitalization for both companies.
Consummation of the spin-off transaction is subject to several conditions, including receipt of confirmation of the tax-free treatment of the spin-off by the Internal Revenue Service, receipt of NYSE listing and other regulatory approvals, and the filing and effectiveness of a registration statement on Form 10 with the Securities and Exchange Commission (“SEC”). Investors and shareholders will be able to obtain copies of the registration statement on Form 10 (including the risk factors set forth therein and detailed information pertaining to A. H. Belo), which is expected to be filed within the next 10 business days, as well as SEC filings previously made by Belo, without charge at the SEC’s website: www.sec.gov. The Form 10 registration statement and the information statement included therein to be filed with the SEC will be preliminary and subject to change until such time as the SEC declares it effective. Belo will distribute the final information statement to Belo shareholders of record as of the record date established by the Belo board. Approval of the transaction by Belo shareholders, noteholders and debenture holders is not required and no FCC approval relating to Belo’s television station licenses is needed.
Goldman, Sachs & Co. is acting as financial advisor, and Baker Botts, Locke Liddell & Sapp, Jones Day, and Wiley Rein are serving as legal advisors to Belo and A. H. Belo.
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Other Matters
On September 28, 2007, the Belo Board of Directors, upon the recommendation of its Compensation Committee, adopted a change in control severance plan which provides for severance benefits for designated participants in the event of a change in control of Belo and a termination of employment under specified circumstances. The executive officers of the Company were designated as the initial participants.
Investor and Analyst Conference
Belo Corp. will hold an investor and analyst conference call on Monday, October 1, 2007, at 9:30 a.m. Central time. To participate in the conference call, dial (888) 254-3563 and enter passcode 5766134. Participants outside the U.S. can access the call by dialing (913) 312-1235. Access to the conference call, as well as a replay of the call, is also available on Belo’s Web site at http://belo.com/invest. Additionally, a replay of the conference call can be accessed approximately two hours after the conference call concludes by dialing (888) 203-1112 from within the U.S. or (719) 457-0820 from outside of the U.S. The pass code for the replay is 5766134.
About Belo Corp.
Belo Corp. is one of the nation’s largest media companies with a diversified group of market-leading television, newspaper, cable and interactive media assets. A Fortune 1000 company with 7,000 employees and $1.6 billion in annual revenues, Belo operates in some of America’s most dynamic markets in Texas, the Northwest, the Southwest, the Mid-Atlantic and Rhode Island. Belo owns 20 television stations, six of which are in the 15 largest U.S. broadcast markets. The Company also owns or operates six cable news channels and manages one television station through a local marketing agreement. Belo’s primary daily newspapers are The Dallas Morning News, The Providence Journal and The Press-Enterprise (Riverside, CA). The Company also publishes specialty publications targeting young adults, and the fast-growing Hispanic market, including Quick and Al Dia in Dallas/Fort Worth, and El D and La Prensa in Riverside. Belo
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operates more than 30 Web sites associated with its operating companies. Additional information is available at www.belo.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “will,” “expects,” “believes,” “intends,” “anticipates,” “may,” “should,” “could,” and similar terms that relate to future events, performance, or results. Similarly, statements regarding the execution, timing, costs, consequences or effects of the spin-off of the newspaper business of Belo; the businesses, revenues, capital structures, dividends, tax rates, stock exchange listings, locations, employees, management and boards of directors of the two public companies resulting from the spin-off; the related corporate reorganization transactions and tax-free nature of such transactions; borrowings under existing or new credit facilities; agreements or arrangements relating to any such matters; or that describe Belo’s or A. H. Belo’s objectives, plans or goals, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict and which may cause actual results, performance or outcomes to differ materially from the historical experience of Belo or from any future results, performance or outcomes expressed or implied by these statements. There may be additional risks, uncertainties and factors that Belo does not currently view as material or that are not necessarily known. These risks and uncertainties include, but are not limited to, underlying assumptions or expectations related to the spin-off transaction; continuation of existing or obtaining of new credit facilities proving to be inaccurate or unrealized; the timing of any review of A. H. Belo’s registration statement on Form 10 by the SEC; advertiser, customer and supplier relationships, demand and prices; competition; ability to realize anticipated benefits from initiatives and timing of benefits; market demand; changes in interest rates and newsprint prices; changes in readership or viewership; industry cycles; development of the Internet; litigation and other contingent liabilities; and economic, political, governmental and technological factors affecting the Company’s operations, tax rate, markets, products, services and prices, among others. Belo cannot make any assurance that the spin-off will occur or that projected results or events will be achieved. Additional factors related to these and other expectations regarding the proposed spin-off will be discussed in the Form 10. Please also see the risk factors described in Belo’s SEC filings, including Belo’s Annual Report on Form 10-K for the year ended December 31, 2006.
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Contact:

Belo Corp.	Sard Verbinnen & Co.
Paul Fry	Stephanie Pillersdorf/Brad Wilks
(214) 977-6835	(212) 687-8080/(312) 895-4700

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